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                                                                   EXHIBIT 10.14


                                 GPA TERM SHEET

     This Term Sheet, dated as of June 13, 1994, sets forth the principal terms and conditions (the "Terms and Conditions") of the treatment to be afforded to the claims and interests of GPA Group plc and its affiliates (individually and collectively, "GPA") pursuant to a joint plan of reorganization (the "Plan") of America West Airlines, Inc. (the "Company") to be proposed and sponsored by the Company in conjunction with AmWest Partners, L.P. ("AmWest") under and in accordance with the Third Revised Investment Agreement, dated as of April 21, 1994, between the Company and AmWest (the "Investment Agreement") and the Third Revised Interim Procedures Agreement, dated as of April 21, 1994, between the Company and AmWest (the "Interim Procedures Agreement"). Except as otherwise defined herein, capitalized terms used herein have the meanings stated in the Investment Agreement.

Termination of
  Put Agreement............  On the Effective Date, GPA shall (i) cancel all rights of GPA to put any aircraft to the Company pursuant to the A320 Put Agreement, dated as of June 25, 1991, between the Company and GPA, as amended by the First Amendment thereto, dated as of September 1, 1992 (as so amended, the "Put Agreement") and the related Agreement Regarding Rights of First Refusal for A320 Aircraft, dated as of September 1, 1992 (the "First Refusal Agreement"), among the Company, GPA and Kawasaki Leasing International Inc., and (ii) waive, and covenant not to seek or assert, any and all claims of any kind or nature arising out of or in connection with the Put Agreement and/or the First Refusal Agreement, other than claims for reimbursement of expenses incurred by GPA in connection therewith. As of the date of this Term Sheet, GPA has been fully reimbursed by the Company for all expenses incurred by GPA in connection with the Put Agreement and the First Refusal Agreement.

Aircraft and Engine
  Subleases................  On the Effective Date, the Company shall ratify
                             (without modification or amendment) all of its obligations (including, without limitation, rental obligations) under and in connection with (i) the sixteen separate Aircraft Sublease Agreements between the Company and GPA, and (ii) the three separate Engine Sublease Agreements between the Company and GPA (in each case, as such Sublease Agreement is more fully described on Schedule I to the Put Agreement and, in each case, as such Sublease Agreement was assumed by the Company pursuant to Section 365 of the Bankruptcy Code).

DIP Financing..............  On the Effective Date, all amounts due and owing by the Company under the debtor-in-possession financing provided to the Company by GPA and other debtor-in-possession lenders shall be paid in full (it being understood that, upon receipt of such amounts, GPA shall take all such actions as are required to be taken by GPA pursuant to the documents relating to such financing to cause and evidence the release of all liens securing such financing and the termination of the transactions relating to such financing).

Common Stock...............  On the Effective Date, GPA shall receive 900,000 shares of the Class B Common Stock of the Company (the "Class B Common Stock"), which shares shall represent two percent of the total amount of the Common Stock of the Company (without giving effect to exercise of the warrants described below and in the Investment Agreement) and which Class B
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                             Common Stock shall have the terms and provisions
                             contemplated in the Investment Agreement.

Warrants...................  On the Effective Date, GPA shall receive warrants to purchase up to 1,384,615 shares of Class B Common Stock, which shares shall represent 2.5% of the Common Stock of the Company on a fully diluted basis and which warrants shall be exercisable at a price determined in accordance with, and have such other terms and provisions as are described in, the Plan.

Cash.......................  On the Effective Date, GPA shall receive
                             $30,525,000 in cash.

Board Seat.................  Pursuant to and in accordance with the terms, provisions and conditions to be contained in a Stockholders' Agreement to be entered into among the reorganized Company, AmWest, GPA and certain other parties, and for so long as GPA owns at least two percent of the voting equity securities of the Company (on a fully diluted basis), GPA shall be allocated one seat, out of a total of fifteen seats, on the Board of Directors of the reorganized Company. The member of the Board of Directors of the reorganized Company designated by GPA shall be reasonably acceptable to AmWest at the time of his or her initial designation (it being understood that each of the persons currently serving as "independent directors" of AWA, Patrick Blaney, John Tierney and Declan Traecy shall be acceptable to AmWest for such purposes). AmWest and GPA will execute a voting agreement or similar arrangement pursuant to which (i) AmWest will agree to vote in favor of GPA's nominee to the Board of Directors of the reorganized Company, and (ii) GPA will agree to vote in favor of AmWest's nine nominees to the Board of Directors of the reorganized Company, in each case, for so long as (a) AmWest owns at least five percent of the voting equity securities of the Company (on a fully diluted basis), and (b) GPA owns at least two percent of the voting equity securities of the Company (on a fully diluted basis).

New Puts...................  GPA will be granted the right to deliver or put to the Company, and the Company will be obligated to lease from GPA, during the period beginning not later than June 30, 1995 and ending on June 30, 1999 (the "New Put Period"), up to eight new or used aircraft of types consistent with the Company's fleet plan and requirements (such right being referred to herein as the "New Put Right").

                             Each lease entered into by the Company in
                             connection with the exercise by GPA of the New Put Right shall provide for the payment by the Company of a fair market rental for the related aircraft, taking into consideration whether the related aircraft is new or used, the specifications and condition of the related aircraft and all provisions of such lease that are relevant to the overall cost to the Company of the related aircraft, and determined at or about the time of delivery of such aircraft to the Company on the basis of operating lease rentals then prevailing in the marketplace for comparable operating leases of comparable aircraft to airlines of comparable creditworthiness to the Company (at or about the time of delivery of such aircraft to the Company and without regard to the prior pendency of the
                             Case); each such lease will be for a lease term determined as hereinafter described; and each such lease shall have such other terms and provisions and be in such form as is agreed upon by
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                             the Company and GPA and attached to the agreement
                             between the Company and GPA pursuant to which GPA is granted the New Put Right (such agreement being referred to herein as the "New Put Agreement").

                             The specific number, types and delivery dates for the aircraft which GPA will be entitled to deliver to the Company (and which the Company will be obligated to lease from GPA) in a particular year during the New Put Period (as well as whether such aircraft will be new or used aircraft) will be determined on the basis of mutual agreement by the Company and GPA, taking into account the Company's fleet requirements for such year, the availability to GPA for purposes of the New Put Agreement (in light of applicable commercial constraints) of aircraft during such year and the number of aircraft theretofore delivered and thereafter remaining to be delivered by GPA to the Company under the New Put Agreement; provided, however, that if, on or prior to the Mutual Agreement Deadline (as such term is hereinafter defined) for a particular year, the Company and GPA shall not have mutually agreed upon the specific number, types and delivery dates for the aircraft which GPA will be entitled to deliver to the Company (and which the Company will be obligated to lease from
                             GPA) during such year (as well as whether such aircraft will be new or used aircraft), GPA will have the right to put to the Company (and the Company will be obligated to lease from GPA without any necessity for further agreement of the Company) up to the Maximum Number (as such term is hereinafter defined) of aircraft for such year, with (i) the specific types of such aircraft being selected by GPA from among the Eligible Types (as such term is hereinafter defined), (ii) such aircraft being new or used aircraft as selected by GPA, and (iii) the specific delivery dates for such aircraft being selected by GPA, in each case, upon at least 150 days' prior written notice by GPA to the Company; and provided further, however, that, unless GPA and the Company shall otherwise agree in writing (whether by reason of mutual agreement relevant to a particular year or otherwise), GPA will not have the right to put to the Company more than five used aircraft during the New Put Period. As used herein, the term "Mutual Agreement Deadline" means (i) with respect to each of 1995 and 1996, January 31, 1995, and (ii) with respect to each ensuing year during the New Put Period, January 1st of the preceding year. As used herein, the term "Maximum Number" means (i) with respect to 1995, two, and (ii) with respect to each ensuing year during the New Put Period, three. As used herein, and unless GPA and the Company shall otherwise agree in writing, the term "Eligible Types" means, with respect to the types of aircraft which GPA will be entitled to put to the Company without the necessity for further agreement of the Company, Boeing 737-300 aircraft, Boeing 757 aircraft and Airbus A320 aircraft.

                             The aircraft which GPA will be entitled to deliver or put to the Company (and which the Company will be obligated to lease from GPA) may be new or used aircraft; provided, however, that unless GPA and the Company shall otherwise agree in writing, GPA will not have the right to deliver or put to the Company more than five used aircraft during the New Put Period; and provided further, however, that any such aircraft which is an Airbus A320 aircraft will
                             (i) be new ex factory or like-new having no greater than 100 flight hours of commercial service, (ii) have
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                             IAE V2500A-5 engines if (a) the Company has or is
                             scheduled to have IAE V2500A-5 engines in its fleet on the delivery date for such aircraft, (b) the Company is scheduled to have IAE V2500A-5 engines in its fleet within 24 months of the delivery date for such aircraft, or (c) if new
                             A320 aircraft powered with IAE V2500A-1 engines are not or are not scheduled to be generally available from the airframe and engine manufacturers on the delivery date for such aircraft, or have IAE V2500A-1 Engines (upgraded to maximum performance) if any of the conditions described in the preceding clauses (a), (b) and
                             (c) is not fulfilled, and (iii) have such other specifications (including configuration) as are substantially the same as those of other A320 aircraft in the Company's fleet or as are otherwise mutually agreed upon by GPA and the Company and, in either case, incorporated in the New Put Agreement; and provided further, however, that any such aircraft which is not an A320 aircraft will have such specifications (including configuration and engines) as are substantially the same as those of other aircraft of the same type in the Company's fleet or as are otherwise mutually agreed upon by GPA and the Company and, in either case, incorporated in the New Put Agreement; and provided further, however, that any such aircraft which is a used aircraft will (i) be fresh from (or have no more than 150 flight hours beyond) "C" or annual check, (ii) if maintained under a program involving block "D" check, be in at least half-time condition or if maintained under a program involving segmentation of "D" check, be no more than 12 months from next scheduled major check on airframe and engines, and
                             (iii) be in such other condition (consistent with operating lease return conditions currently prevailing in the operating lease marketplace) as is mutually agreed upon by GPA and the Company and incorporated in the New Put Agreement.

                             The lease term shall be (i) not more than eighteen years and not less than (a) ten years for any new A320 aircraft, or (b) seven years for any other new aircraft, and (ii) not more than seven years and not less than three years for any used aircraft. Unless otherwise mutually agreed in writing by the Company and GPA, (i) the lease term for a new aircraft shall be the minimum term applicable to such aircraft, and (ii) the lease term for a used aircraft shall be five years.

Conditions.................  The obligation of GPA to consummate the transactions contemplated by this Term Sheet
                             (including, without limitation, the cancellation of GPA's rights and claims under and in respect of the Put Agreement and the First Refusal Agreement) shall be subject to the satisfaction of the following conditions: (i) the Plan shall provide for, and be consummated in accordance with, all of the Terms and Conditions (it being understood that all of the Terms and Conditions are integral to the treatment of GPA's claims and interests and that no one Term or Condition is of greater significance than any other Term or Condition); (ii) the Plan shall provide for, and be consummated with, the capital structure of the reorganized Company being as described in the Investment Agreement, the consideration distributed pursuant to the Plan being as described in the Investment Agreement (except for changes approved in writing by GPA and Permitted Reallocations (as such term is hereinafter defined), and the economic interests of GPA not being diluted from those contained in the Investment Agreement and this Term Sheet; (iii) the Company shall have paid or reimbursed GPA for all expenses reasonably
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                             incurred by GPA in connection with the
                             transactions contemplated by this Term Sheet, including, without limitation, the reasonable fees and expenses of GPA's counsel and financial advisor (other than the fees of such financial advisor that are in the nature of "success fees");
                             (iv) there shall have been executed and delivered, in form and substance reasonably satisfactory to GPA, all such definitive documentation as is necessary or reasonably advisable to implement the transactions contemplated by this Term Sheet (including, without limitation, documentation providing to GPA such registration rights as are reasonably acceptable to GPA with respect to the securities of the reorganized Company that are acquired by GPA in the transactions contemplated by this Term Sheet); and (v) the Board of Directors of GPA (or an appropriate committee thereof) shall have approved the execution and delivery by GPA of the aforesaid definitive documentation (it being understood that, within ten business days following the date of this Term Sheet, GPA shall deliver to AmWest and the Company a certified copy of a resolution evidencing the approval by the Board of Directors of GPA (or an appropriate committee thereof) of this Term Sheet and the transactions contemplated hereby). As used herein, the term "Permitted Reallocation" shall mean changes in the allocation among the Unsecured Creditors, AmWest (and its Affiliates) and the Equity Holders of the aggregate consideration payable to such persons and entities as set forth in the Investment Agreement, without (i) increase or decrease in the aggregate amount thereof, or
                             (ii) change in the terms and conditions of such consideration from those set forth in the Investment Agreement unless, in any such case, AmWest shall have obtained the prior written consent of GPA.

                             The obligations of the Company and AmWest to consummate the transactions contemplated by this Term Sheet shall be subject to the satisfaction of the following conditions: (i) the transactions contemplated by the Investment Agreement (other than those contemplated by this Term Sheet) shall have been consummated; (ii) there shall have been executed and delivered, in form and substance reasonably satisfactory to the Company and AmWest, all such definitive documentation as is necessary or reasonably advisable to implement the transactions contemplated by this Term Sheet; and
                             (iii) there shall have been delivered to the Company and AmWest a certified copy of a resolution evidencing the approval by the Board of Directors of GPA (or an appropriate committee thereof) of this Term Sheet and the transactions contemplated hereby.

Other......................  Nothing contained in this Term Sheet shall limit, restrict or impair in any manner or to any extent the treatment afforded by the Plan to any allowed administrative claim of GPA arising from the fulfillment by GPA of its deficiency guarantee obligations to General Electric Capital Corporation with respect to aircraft formerly leased by the Company from General Electric Capital Corporation (it being acknowledged that such treatment shall be in accordance with Section 1129(a)(9)(A) of the Bankruptcy Code).